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                                                     EXHIBIT 11a


                        BRC HOLDINGS, INC.
                COMPUTATION OF EARNINGS PER SHARE



                                             Three Months Ended  September 30,

                                                   1996              1995
Primary:

Net income (loss). . . . . . . . . . . . . .   $(11,117,000)  $  2,748,000

Weighted average number of shares
 outstanding . . . . . . . . . . . . . . . .      6,606,000      6,427,000

Additional weighted average shares
 from assumed exercise of dilutive
 stock options, net of shares assumed
 to be repurchased with proceeds at
 average market price. . . . . . . . . . . .            ---        204,000
                                                  6,606,000      6,631,000

Primary earnings (loss) per share. . . . . .   $      (1.68)  $        .41

Assuming full dilution:

Net income (loss). . . . . . . . . . . . . .   $(11,117,000)  $  2,748,000

Weighted average number of
 shares outstanding .. . . . . . . . . . . .      6,606,000      6,427,000

Additional weighted average shares
 from assumed exercise of dilutive
 stock options, net of shares assumed
 to be repurchased with proceeds at
 average market price. . . . . . . . . . . .            ---        225,000
                                                  6,606,000      6,652,000

Fully diluted earnings (loss) per share. . .   $      (1.68)  $        .41
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                                                               EXHIBIT 11b


                        BRC HOLDINGS, INC.
                COMPUTATION OF EARNINGS PER SHARE


                                               Nine Months Ended September 30,

                                                    1996           1995
Primary:

Net income (loss). . . . . . . . . . . . . .    $(4,016,000)   $ 7,799,000

Weighted average number of shares
 outstanding . . . . . . . . . . . . . . . .      6,513,000      6,322,000

Additional weighted average shares
 from assumed exercise of dilutive
 stock options, net of shares assumed
 to be repurchased with proceeds at
 average market price. . . . . . . . . . . .            ---        183,000
                                                  6,513,000      6,505,000

Primary earnings (loss) per share. . . . . .    $      (.62)   $      1.20



Assuming full dilution:

Net income (loss). . . . . . . . . . . . . .    $(4,016,000)   $ 7,799,000

Add interest expense on
 convertible notes and
 debentures, net of tax. . . . . . . . . . .            ---         20,000
     Adjusted net income (loss). . . . . . .    $(4,016,000)   $ 7,819,000

Weighted average number of
 shares outstanding. . . . . . . . . . . . .      6,513,000      6,322,000

Additional weighted average
 shares from assumed exercise of
 dilutive stock options, net of
 shares assumed to be repurchased
 with proceeds at average
 market price. . . . . . . . . . . . . . . .            ---        208,000

Additional weighted average shares
 from assumed conversion of notes
 and conversion of debentures. . . . . . . .            ---         95,000
                                                  6,513,000      6,625,000

Fully diluted earnings (loss) per share. . .    $      (.62)   $      1.18
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